Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share of Standard Pacific Corp., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 3rd day of July, 2008.

MP CA HOMES LLC		MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS III L.P.

By:	/s/ Robert H. Weiss	By:	/s/ Robert H. Weiss
	Name:		Name:
	Title:		Title:

MATLINPATTERSON GLOBAL		MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS		ADVISERS LLC
(CAYMAN) III L.P.

By:	/s/ Robert H. Weiss	By:	/s/ Robert H. Weiss
	Name:		Name:
	Title:		Title:

MATLINPATTERSON GLOBAL		MATLINPATTERSON ASSET
PARTNERS III LLC		MANAGEMENT LLC

By:	/s/ Robert H. Weiss	By:	/s/ Robert H. Weiss
	Name:		Name:
	Title:		Title:

MATLINPATTERSON LLC		DAVID J. MATLIN

By:	/s/ Robert H. Weiss		/s/ Robert H. Weiss
	Name:		Name:
	Title:		Title: Attorney-in-Fact

MARK R. PATTERSON

/s/ Robert H. Weiss
Name:
Title: Attorney-in-Fact